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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Dividend Capital Trust Inc.

        We consent to the use of our reports, the first and second which are both dated December 30, 2004, with respect to the statements of revenue and certain expenses for the year ended December 31, 2003 for the Bayside Distribution Center and Foothills Business Center filed on Form 8-K/A dated January 13, 2005; and the third which is dated December 29, 2004, with respect to the statement of revenue and certain expenses for the year ended December 31, 2003 for the Norcross Facilities filed on Form 8-K/A dated January 13, 2005, and the fourth which is dated May 13, 2005, with respect to the statement of revenue and certain expenses for the year ended December 31, 2004 for the Memphis I filed on Form 8-K/A dated May 31, 2005 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the registration statement.

/s/ Ehrhardt Keefe Steiner & Hottman PC Ehrhardt Keefe Steiner & Hottman PC

June 2, 2005
Denver, Colorado

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM